EXHIBIT 99.2


                        ASSET SALE AND PURCHASE AGREEMENT


                                  BY AND AMONG


                               FDP VIRGINIA, INC.

                        FRICTION DIVISION PRODUCTS, INC.

                                FDP BRAKES, INC.

                             W&W ELECTRONICS LIMITED

                       U.S. AUTOMOTIVE MANUFACTURING, INC.


                          US AUTOMOTIVE FRICTION, INC.

                                       AND

                           QUALITY AUTOMOTIVE COMPANY

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                                TABLE OF CONTENTS

                                                                            PAGE


1.    SALE AND PURCHASE OF ASSETS............................................  2

      1.1.     Agreement to Sell and Purchase................................  2
      1.2.     Purchased Assets..............................................  2
      1.3.     Excluded Assets...............................................  3
      1.4.     Liabilities...................................................  4

2.    CLOSING; DELIVERIES....................................................  4

      2.1.     Closing.......................................................  4
      2.2.     Deliveries at the Closing.....................................  4

3.    PURCHASE PRICE.........................................................  4

      3.1.     Purchase Price and Security Deposit...........................  4
      3.2.     Payment of Purchase Price.....................................  6
      3.3.     Risk of Loss..................................................  6
      3.4.     Closing Date Adjustment.......................................  6
      3.5.     Purchase Price Allocation.....................................  7
      3.6.     Topping Fee...................................................  7

4.   REPRESENTATIONS AND WARRANTIES OF SELLER............................... 7

      4.1.     Organization..................................................  8
      4.2.     Corporate Authority...........................................  8
      4.3.     Assets........................................................  8
      4.4.     Seller Contracts..............................................  8
      4.5.     Intellectual Property.........................................  9
      4.6.     Environmental Matters.........................................  9
      4.7.     Employees..................................................... 10
      4.8.     Pension and Benefit Plans..................................... 10
      4.9.     Transactions with Related Parties............................. 10
      4.10.    No Broker..................................................... 11
      4.11.    Insurance..................................................... 11
      4.12.    No Interests in Other Entities................................ 11

5.    REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT..................... 11

      5.1.     Organization.................................................. 11
      5.2.     Corporate Authority........................................... 11
      5.3.     Brokers....................................................... 12

6.    COVENANTS OF SELLER PENDING CLOSING.................................... 12


7.    ADDITIONAL COVENANTS AND AGREEMENTS.................................... 12

      7.1.     Bankruptcy Action............................................. 12
      7.2.     Access and Confidential Information........................... 13
      7.3.     Consents...................................................... 13

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      7.4.     Liability for Transfer Taxes.................................. 14
      7.5.     Post Closing Receipts; Cooperation............................ 14

8.    MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE.................... 14


9.    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.............................. 14

      9.1.     Bankruptcy Court Order........................................ 15
      9.2.     Seller's Closing Documents.................................... 15
      9.3.     Financing..................................................... 15
      9.4.     Key Employees................................................. 15

10.   CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE............................ 15

      10.1.    Buyer's Closing Documents..................................... 15
      10.2.    Bankruptcy Court Order........................................ 15

11.   ACTION TO BE TAKEN AT CLOSING.......................................... 15

      11.1.    Action to be Taken by Seller.................................. 15
      11.2.    Action to be Taken by Buyer................................... 16
      11.3.    Payment of Purchase Price..................................... 16

12.   TERMINATION............................................................ 16

      12.1.    Termination................................................... 16
      12.2.    Effect of Termination......................................... 17

13.   MISCELLANEOUS.......................................................... 17

      13.1.    Certain Definitions........................................... 17
      13.2.    Written Agreement to Govern and General Release............... 22
      13.3.    Severability.................................................. 22
      13.4.    Notices and Other Communications.............................. 22
      13.5.    Counterparts.................................................. 23
      13.6.    Law to Govern................................................. 23
      13.7.    Successors and Assigns........................................ 23
      13.8.    Interpretation................................................ 24
      13.9.    Schedules and Exhibits........................................ 24
      13.10.   Publicity..................................................... 24
      13.11.   Modification.................................................. 24
      13.12.   Waiver of Provisions.......................................... 24
      13.13.   Expenses...................................................... 25
      13.14.   Further Assurances............................................ 25

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                        ASSET SALE AND PURCHASE AGREEMENT

THIS ASSET SALE AND PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of this 22nd day of January, 2001 by and among FDP Virginia, Inc., a Delaware corporation ("BUYER"), Friction Division Products, Inc., a New Jersey corporation ("FDP"), W&W Electronics Limited, a company organized under the laws of Grenada (collectively with FDP, "PARENT"), FDP Brakes, Inc., a New Jersey corporation and wholly-owned subsidiary of FDP ("FDP BRAKES"), U.S. Automotive Manufacturing, Inc., a Delaware corporation ("USAM"), US Automotive Friction, Inc., a Delaware corporation ("USAF"), and Quality Automotive Company, a Delaware corporation ("QAC" and together with USAM and USAF, the "SELLER").

                                    RECITALS


                WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the properties, assets, business operations and goodwill of Seller used in the manufacturing, assembly and distribution of new and rebuilt automotive products (the "BUSINESS"), except for the Excluded Assets; and

                WHEREAS, FDP Brakes and Seller are parties to certain transactions in which Seller received money or other consideration from FDP Brakes worth $1,420,000 (the "BUYER LOAN") and, in return, Seller granted security interests to FDP Brakes in certain real property of Seller (the "CLAIM"); and

                WHEREAS, FDP Brakes desires to release and relinquish all of its interests in the Buyer Loan in exchange for either the Real Property (defined below) or $1,420,000; and

                WHEREAS, IBJ Whitehall Business Credit Corporation (the "BANK") has a valid and perfected first security interest in all assets of Seller and the proceeds thereto except for the Real Property, and therefore, shall have such outstanding security interest at Closing in the Cash Purchase Price for any amounts due them, which amounts shall be paid at Closing; and

                WHEREAS, FDP has agreed to make available to Seller, in addition to the Purchase Price, the lesser of the amount of: (i) Two Hundred Thousand Dollars ($200,000) or (ii) ten percent (10%) of the allowed unsecured claims, for partial consideration of payment to unsecured creditors (the "CONTRIBUTION"), which Contribution shall not be attached by Bank's liens; and

                WHEREAS,   Seller  plans  to  file  a  voluntary  petition  (the
"PETITION") under Chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"); and

                WHEREAS, upon the filing of the Petition, Buyer and Seller contemplate: (a) prompt filing with the Bankruptcy Court of (1) a Motion Seeking Approval of this Agreement and the transactions contemplated hereby, including without limitation the sale of the Purchased Assets free and clear of all interests, liens, claims and encumbrances pursuant to Section 363 of the Bankruptcy Code and the Topping Fee referenced in SECTION 3.6 hereof (the "SALE MOTION") and (2) a Motion to Assume and Assign Certain Contracts and Leases pursuant to Section 365 of the Bankruptcy Code (the "SECTION 365 MOTION"), along with a motion seeking a hearing on the Sale Motion and the Section 365 Motion and (b) a Closing no later than the Termination Date following the entry of orders approving the Sale Motion

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("SALE  ORDER")  and the Section 365 Motion (the  "SECTION  365  ORDER"),  which orders shall have become final and non-appealable at least 11 days before the Termination Date all as further described herein; and

                WHEREAS, defined terms used in this Agreement have the meanings ascribed to them by definition in SECTION 13.1, except as otherwise expressly provided.

                NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.      SALE AND PURCHASE OF ASSETS

        1.1.    AGREEMENT TO SELL AND PURCHASE.

                Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Assets.

        1.2.    PURCHASED ASSETS.

                For purposes of this Agreement, "PURCHASED ASSETS" means all of the assets and other rights owned or leased by, or licensed to and used by Seller in the Business, subject to SECTION 1.3, wherever situated and as same exists on the Closing Date (as defined in ARTICLE 2), including, without limitation all of the Seller's right, title, benefit and interest in the following:

                (a) all owned furniture, fixtures, furnishings, machinery, computers, equipment (mobile or otherwise), inventory, tooling, tools, boxing dyes, miscellaneous supplies, office materials and other tangible property of every kind and description used in the Business, including, without limitation, those described in Schedule 1.2(a);

                (b) all Contracts relating to the Business described in SCHEDULE
1.2 (B);

                (c) all accounts receivable, notes receivable, prepaid expenses, and deposits from customers of the Business, all purchase orders placed by customers for services or products of the Business to the extent the same remain unfulfilled on the Closing Date and all orders for materials and supplies which were placed by Seller for the Business with suppliers and which remain unfulfilled on the Closing Date;

                (d) all know-how, formulas, technical information, engineering and technical data, trade secrets, working knowledge, unpatented inventions, research and development data, designs, techniques, technologies and procedures used in the Business (the "KNOW-HOW") and all Seller's rights under Contracts with any present or past employees, independent contractors or consultants with respect to (i) the non-disclosure of Know-How, or (ii) the assignment to Seller of such Person's rights to any Know-How;

                (e) all real property used in the Business, including leaseholds, leases, subleases, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances (including appurtenant rights in and to all streets, roads and public places, open or


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proposed),  towers and antennae, and other improvements thereon, as set forth in
SCHEDULE 1.2(E) (the "REAL PROPERTY");

                (f) all rights and claims of Seller related to the Business, whether known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether in contract or otherwise, under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

                (g) to the maximum extent permitted by Applicable Law, all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any Governmental Authority in any jurisdiction, which have been issued or granted to or are owned or used by Seller primarily in connection with the Business and all pending applications therefor as described in SCHEDULE 1.2(G);

                (h) goodwill and going concern value with access to (and copies provided at Buyer's expense) all books, records, accounts, checks, payment records, personnel files, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of Seller, including all client and supplier lists related to the Business;

                (i) all computer software used primarily in connection with the Business, wherever situated and as the same exists on the Closing Date, including the computer software described and set forth in SCHEDULE 1.2(I), including all databases, software codes (both source and object), functional and design documentation, maintenance documentation, all programmers' notes with respect thereto, all automated test software code, and all training manuals and other information relating thereto and all licenses of computer software held by Seller, including without limitation, those described and set forth in SCHEDULE 1.2(I) (the "SOFTWARE"); and

                (j) all Intellectual Property relating to the Business, including, without limitation, all rights of Seller to the U.S. Automotive Manufacturing, Inc. name and all Intellectual Property described in SCHEDULE 1.2(J).

        1.3.    EXCLUDED ASSETS.

                Notwithstanding SECTION 1.2 or anything to the contrary in this Agreement, the following assets of Seller related to the Business (collectively, the "EXCLUDED ASSETS") shall be excluded from the definition of Purchased Assets and retained by Seller to the extent in existence on the Closing Date:

                (a) all claims for refunds of any Taxes for all periods ending on or prior to the Closing Date;

                (b) the articles of incorporation, by-laws, minute books, stock transfer records and other corporate records of Seller;

                (c) all claims under insurance policies of Seller relating to the Business and any unearned premiums thereunder or other rights to refunds thereunder;

                (d) all Benefit Plans;

                (e) all claims and causes of action except for those set forth in SECTION 1.2(F); and

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                (f) cash, cash equivalents and marketable securities.

        1.4.    LIABILITIES.

                Notwithstanding anything to the contrary provided herein, Buyer shall not assume or be responsible for any liabilities or obligations of Seller (except for prospective obligations under any Contracts which are assigned to and assumed by Buyer), including, without limitation, any liability or obligation (a) for Taxes relating to, arising out of, occurring or with respect to any period on or prior to the Closing Date, (b) relating to employees or employee benefit plans arising prior to the Closing Date or as a result of the Closing for severance, bonuses or any other form of compensation to any employees, agents, directors, or independent contractors of the Seller, whether or not employed by the Seller after the Closing and whether or not arising under Applicable law, Benefit Plan or other arrangement with respect thereto, (c) arising from any Benefit Plan, (d) arising from or related to any employment discrimination charge, sexual harassment claim or any ERISA claim based on the acts or omissions of the Seller during the period prior to the Closing Date, (e) whether known or unknown, arising out of or relating to any Hazardous Substance, any violation of any Environmental Law or any Environmental Permit or any other environmental matter, in each case, to the extent existing prior to the Closing, or (f) for any trade indebtedness incurred in the ordinary course of business prior to the Closing Date.

2.      CLOSING; DELIVERIES

        2.1.    CLOSING.

                Unless this Agreement shall have been terminated in accordance with the provisions of this Agreement, the consummation of the transactions under this Agreement (the "CLOSING") shall take place at the offices of Morgan, Lewis & Bockius LLP at 10:00 a.m. on or after the date ten calendar days following the satisfaction or waiver of the conditions set forth in ARTICLE 8,
ARTICLE 9, ARTICLE 10 and ARTICLE 11 but no later than the Termination Date (or at such other time and date as the parties hereafter agree in writing) (the "CLOSING DATE").

        2.2.    DELIVERIES AT THE CLOSING.

                At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in SECTION 11.1, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in SECTION 11.2, and (iii) Buyer will deliver to Seller the consideration specified in SECTION 3.1 in accordance with SECTION 3.2.

3.      PURCHASE PRICE

        3.1.    PURCHASE PRICE AND SECURITY DEPOSIT.

                (a) For and in consideration of the conveyances and assignments described herein, Buyer agrees to (i) purchase the Purchased Assets (other than the Real Property) for an aggregate cash purchase price equal to Seven Million Two Hundred Fifty Thousand and No Cents (U.S. $7,250,000.00) (as such purchase price may be adjusted pursuant to SECTIONS 3.3 AND 3.4, the "CASH PURCHASE PRICE"), and (ii) purchase the Real Property in exchange for the release and relinquishment all of its rights and interests in the Buyer Loan which is valued at $1,420,000 (the "BUYER RELEASE" and together with the


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Cash Purchase Price, the "PURCHASE PRICE"). The Cash Purchase Price will be paid in the manner set forth in Section 3.1(b).

                (b) Prior to the date hereof, Buyer has previously deposited or has had deposited for its account, $200,000 (the "Initial Deposit") with Pepper Hamilton LLP (the "Deposit Agent"). Contemporaneously with Buyer's execution and delivery of this Agreement, Buyer will deposit an additional $550,000 (the "Signing Deposit") with the Deposit Agent (the Initial Deposit and the Signing Deposit are collectively referred to herein as the "Security Deposit"). Within ten (10) days of receipt of the Security Deposit, the Deposit Agent shall invest such Security Deposit in an interest-bearing account and such Security Deposit shall be held in escrow by the Deposit Agent in accordance with the terms hereof. Buyer and Seller understand and agree that the Deposit Agent, while holding the Security Deposit pursuant to this Section 3.1(b), or any funds pursuant to Section 3.4(a), is legal counsel to Seller, and that the Deposit Agent may continue to act as counsel to Seller notwithstanding any dispute that may arise with regard to the Security Deposit or any funds held pursuant to
Section 3.4(a). Notwithstanding anything in this Agreement to the contrary, following the filing of the Petition, Deposit Agent may elect to deposit the Security Deposit or other disputed funds held by it pursuant to Section 3.4(a) with the Bankruptcy Court pending resolution of the dispute.

                (c) Under all circumstances, Four Hundred Thousand Dollars ($400,000) of the Security Deposit and all interest accrued thereon (such amount the "NON-REFUNDABLE DEPOSIT") shall be paid to and retained by Seller unless one of the following events occurs:

                        (i) the Sale Order and the Section 365 Order do not become final (i.e., either has been stayed or an appeal or petition for review or rehearing or writ of certiorari has been filed) on or before the Termination Date, except as a consequence of a breach by Buyer or any of its Affiliates of its obligations under this Agreement;

                        (ii) the Bankruptcy Court approves the sale of the Purchased Assets (or any material portion thereof) to a third party and such sale has either closed or time for appeal has run; or

                        (iii)   Buyer  shall  have  properly   terminated   this
Agreement pursuant to Section 12.1(b) (Seller's breach of specified covenants).

                (d) Upon the occurrence of any one or more of the events identified in Section 3.1(c), the entire Security Deposit and all interest accrued thereon shall be refunded immediately to Buyer.

                (e) Upon the termination of this Agreement for any reason other than an event identified in Section 3.1(c), the Security Deposit less the
Non-Refundable Deposit shall be refunded immediately to Buyer and the Non-Refundable Deposit shall be released to Seller as liquidated damages.

                (f) Upon delivery of the documents pursuant to Sections 11.1 and 11.2, on the Closing Date, (A) Buyer will instruct the Deposit Agent to transfer and pay the Security Deposit and all interest accrued thereon (the "DEPOSIT FUNDS") to the Seller by bank draft, certified check or by wire transfer or delivery of immediately available U.S. funds to a bank account designated by Seller, (B) Buyer will pay to Seller the remaining amount of the Cash Purchase Price (net of the Deposit Funds) (the "CASH PAYMENT"), and (C) Buyer will pay to Seller the Contribution.

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


        3.2.    PAYMENT OF PURCHASE PRICE.

                Buyer agrees to pay to Seller, subject to any liens which may exist at the time of the Closing, the Cash Payment and the Contribution by bank draft, certified check or by wire transfer or delivery of immediately available U.S. funds to a bank account designated by Seller at the Closing. Seller agrees to provide to Buyer and Deposit Agent, wire transfer instructions for payment of the Cash Payment, the Deposit Funds and the Contribution not less than five business days prior to the Closing Date.

        3.3.    RISK OF LOSS.

                The risk of loss or damage by fire or other casualty or cause to the Purchased Assets or the Business until the Closing Date shall be upon Seller. In the event of such loss or damage prior to the Closing Date, Seller shall promptly give Buyer notice thereof and Buyer will have the option:

                (a) to reduce the Cash Payment by an amount equal to the cost of repair or, if appropriated, expropriated, seized, destroyed or damaged beyond repair, by an amount equal to the replacement cost of such assets and to complete the purchase, in which event, Seller shall be entitled to all proceeds of insurance and all proceeds and claims relating to the applicable event;

                (b) to reduce the Cash Payment by an amount equal to the deductible amounts of the relevant insurance policies and to complete the purchase, in which event, all proceeds of insurance paid to Seller and all right and claims of Seller to any such amounts not paid by the Closing Date shall be assigned to Buyer; or

                (c) to terminate the Agreement if there is a Material Adverse Effect on the Business.

        3.4.    CLOSING DATE ADJUSTMENT.

                (a) Five (5)  business  days prior to the Closing  Date,  Seller shall deliver to Buyer, schedules of (i) the accounts receivable after core credits, and (ii) the inventory for the Business as of the close of business on the preceding day (the "CLOSING ADJUSTMENT SCHEDULES"), together with documentation to support the numbers proposed, prepared in a manner consistent with the December Adjustment Schedules. Prior to the Closing Date, Buyer shall review the Closing Adjustment Schedules and discuss with Seller any proposed adjustments to the Closing Adjustment Schedules which Buyer believes should be made. If Seller and Buyer mutually agree upon the Closing Adjustment Schedules, such schedules shall be binding upon the parties hereto for purposes of this Agreement. If Seller and Buyer disagree upon the Closing Adjustment Schedules and are unable to resolve any such disagreement prior to the Closing Date, the parties shall proceed to Closing and shall place the disputed amount of the Cash Purchase Price of the Closing Adjustment Schedules in escrow with the Deposit Agent pending resolution of such disputed amount, and the disagreement shall be referred for final determination to Arthur Andersen. The resolution of such disagreement by Arthur Andersen shall be made within 30 days from the Closing Date and shall be final and binding upon the parties hereto for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, the fees and expenses, if any, of Arthur Andersen shall be borne equally by Buyer and Seller.

                (b) The Cash Purchase Price shall be increased if the aggregate amount of the Closing Adjustment Schedules exceeds the aggregate amount of the December Adjustment Schedules or reduced if the aggregate amount of the Closing Adjustment Schedules is less than the aggregate amount of the


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December  Adjustment  Schedules,  as the case may be, by an amount  equal to the product of (i) the difference between the amount of the Closing Adjustment Schedules and the December Adjustment Schedules (stated as a positive number) and (ii) a fraction, the numerator of which is $7,250,000 and the denominator of which is the amount of the December Adjustment Schedules. For purposes of example, if the aggregate accounts receivable and inventory on the Closing Adjustment Schedules is $200,000 higher than the aggregate accounts receivable and inventory on the December Adjustment Schedules, i.e. $12,114,000, the Cash
Purchase    Price    shall   be    increased    by    $121,700    ($200,000    x
(7,250,000/$11,914,000))   for  an  adjusted   Purchase   Price  of  $7,371,700.
Conversely, if the aggregate accounts receivable and inventory on the Closing Adjustment Schedules is $200,000 lower than the aggregate accounts receivable and inventory on the December Adjustment Schedules, i.e. $11,714,000, the Cash Purchase Price shall be decreased by $121,700, for an adjusted Purchase Price of $7,128,300.

        3.5.    PURCHASE PRICE ALLOCATION.

                (a) Buyer and Seller shall agree upon an allocation of the Purchase Price among the Purchased Assets consistent with Section 1060 of the Code and the Treasury Regulations thereunder within 60 days after the Closing Date. If Buyer and Seller cannot agree on any such allocation, such dispute shall be resolved in accordance with SECTION 3.5(B). Each of Buyer and Seller agrees to file Form 8594 as required by Section 1060 of the Code, and all federal, state, local and foreign Tax Returns, in accordance with any such agreed allocation as adjusted as provided herein. Each of Buyer and Seller shall report the transactions contemplated by this Agreement for federal Tax and all other Tax purposes in a manner consistent with any such allocation determined pursuant to this SECTION 3.5. Each of Buyer and Seller agrees to provide the other promptly with any information required to complete the Form 8594. Buyer and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price determined pursuant to this SECTION 3.5. Buyer and Seller shall not take any position in any Tax Return, Tax proceeding or audit that is inconsistent with such allocation.

                (b) In the event that a dispute arises between Seller and Buyer as to any allocation of Purchase Price under SECTION 3.5(A), Buyer and Seller shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 30 days thereafter, Buyer and Seller shall submit the dispute to an Arthur Andersen for resolution with each party presenting its position, which resolution shall be final, conclusive and binding on Buyer and Seller. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of Arthur Andersen in resolving the dispute shall be borne equally by Buyer and Seller.

        3.6.    TOPPING FEE.

                Pursuant to SECTION 3.1, in the event that Buyer is outbid in a 363 Sale of the Purchased Assets (a "SUCCESSFUL COMPETING BID"), Seller will pay to Buyer a fee of 2% of the aggregate purchase price received by Seller for the Purchased Assets (exclusive of the Real Property) as a result of such Successful Competing Bid (the "TOPPING FEE"), subject to Bankruptcy Court approval pursuant to the Sale Motion.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER

                Seller represents and warrants to Buyer and Parent, on the date hereof and on the Closing Date, as follows:

        4.1.    ORGANIZATION.

                Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and authority to own its properties and to carry on its business and to enter into and perform its obligations under this Agreement, the other Seller Documents and the transactions contemplated hereby and thereby.

        4.2.    CORPORATE AUTHORITY.

                The execution, delivery and performance by Seller of this Agreement and the other Seller Documents and the consummation by Seller of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and upon execution and delivery of each of the other Seller Documents, such other Seller Documents will constitute, the legal, valid and binding obligation of Seller enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. .

        4.3.    ASSETS.

                Except as disclosed in SCHEDULE 4.3, Seller has, and at Closing will have, good title to or a valid leasehold or right to use, all the Purchased Assets, free and clear of any and all Liens other than Permitted Liens.

        4.4.    SELLER CONTRACTS.

                (a) DISCLOSURE. SCHEDULE 4.4(A) contains a complete and correct list of all material Contracts to which Seller is party as of the date of this Agreement primarily in connection with the Business of the types described below (the "SELLER CONTRACTS"):

                (i) employment, consulting, agency, collective bargaining or other similar Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

                (ii)    joint   venture,   partnership   and  similar   material
Contracts;

                (iii) Contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $50,000 per annum or Contracts that are otherwise material to the Business;

                (iv)    sales     agency,     manufacturer's     representative,
installation, maintenance, marketing or distributorship material Contracts;

                (v) lease Contracts providing for the leasing of personal property primarily used in, or held for use primarily in connection with, the Business;

                (vi) material Contracts with any employee, director, officer, stockholder or Affiliate involved in the Business; and

                (vii)   any  material   Contract   concerning   confidentiality,
noncompetition or otherwise limiting the conduct of the Business.

                (b) INSPECTION. Seller has made available to Buyer current and complete and correct copies of all written Seller Contracts, together with all amendments thereto. Except as set forth on SCHEDULE 4.4(B), there are no current or pending negotiations with respect to the renewal or repudiation or cancellation of, or material amendment to, any Seller Contract.

        4.5.    INTELLECTUAL PROPERTY.

                (a) TITLE. SCHEDULE 4.5(A) contains a complete and correct list of all registered Intellectual Property that is owned, licensed or used by Seller exclusively for the conduct of the Business (the "INTELLECTUAL PROPERTY ASSETS"). Except as set forth on SCHEDULE 4.5(A), Seller owns or has sufficient rights to make, sell or use all Intellectual Property Assets, free from any Liens (other than Permitted Liens).

                (b) TRANSFER. Except as set forth in SCHEDULE 4.5(B), immediately after the Closing, Buyer will own all of the Intellectual Property Assets owned by Seller and will have sufficient rights to make, sell or use the Intellectual Property Assets, free from any Liens (other than Permitted Liens) on the same terms and conditions as in effect prior to the Closing. Except as set forth in SCHEDULE 4.5(B), no consent on the part of any other Person is required to transfer the Intellectual Property Assets to Buyer.

        4.6.    ENVIRONMENTAL MATTERS.

                To the knowledge of Seller:

                (a) PERMITS. Seller has been duly issued, and currently has and will maintain through the Closing Date all Environmental Permits. Seller has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

                (b) NO VIOLATIONS OR LIABILITIES. In connection with the Business, Seller has complied and is in compliance in all respects with all Environmental Permits and all applicable Environmental Laws, except for such non-compliance as would not reasonably be expected to cause a Material Adverse Effect.

                (c) NO ACTIONS. There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings, based on, and neither Seller nor any officer or director thereof has directly or indirectly received any written notice of any complaint, order, directive, citation, notice of violation, notice of responsibility, notice of potential responsibility, or information request or any other written communication from any Governmental Authority or any other Person arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Substances at or from any part of the Real Property or the Purchased Assets; (ii) the off-site disposal or treatment of

Hazardous Substances originating on or from such Real Property or the Purchased Assets; or (iii) any violation of Environmental Laws or Environmental Permits in connection with the Business or the Purchased Assets.

                (d) LISTINGS. The Real Property is not listed or proposed to be listed on the National Priorities List or CERCLA or on any equivalent state or local database or list of properties that require cleanup under Environmental Laws.

                (e) ENVIRONMENTAL INFORMATION. Seller has made available to Buyer all information, including without limitation all audits, studies, analyses and test results, in the possession, custody or control of Seller relating to (i) the environmental conditions on, under or about the Real Property, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by in connection with the Business.

                (f)  UNDERGROUND  STORAGE  TANKS,  ETC.  Except as  disclosed on
SCHEDULE 4.6(F), there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl-containing equipment or (iii) asbestos-containing material located on the Real Property.

                (g) RELEASES. Except as disclosed on SCHEDULE 4.6(G), no Releases of Hazardous Substances have occurred at, from, in, to, on or under the Real Property, except in accordance with Environmental Laws and except as would not have a Material Adverse Effect.

        4.7.    EMPLOYEES.

                (a) EXISTING EMPLOYEES. SCHEDULE 4.7(A) lists the name of each employee of Seller (each, an "EXISTING EMPLOYEE" and collectively, the "EXISTING EMPLOYEES"). With respect to each such Existing Employee, Seller has provided to Buyer such Existing Employee's position with Seller, initial employment date and such Existing Employee's fiscal year 2000 and current salary or hourly wage, bonus or incentive compensation, total taxable compensation, accrued vacation and other employment benefits. Except as disclosed in SCHEDULE 4.7(A), no oral understandings currently exist between any executive officer or other representative of Seller authorized to enter into such understandings on behalf of Seller and any Existing Employee regarding changes in compensation, promotion or any other change in status since December 31, 2000.

                (b) LABOR RELATIONS. Seller is not party to any collective bargaining or similar agreement with respect to the employees involved in the Business. There is no strike, labor, dispute, slowdown, stoppage or other material interference with or impairment by labor of the Business actually pending or, to Seller's knowledge, threatened against Seller with respect to the Business. Seller has complied in all material respects with all Applicable Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, workers compensation, employee privacy and right to know.

        4.8.    PENSION AND BENEFIT PLANS.

                SCHEDULE 4.8 contains a complete and correct list of all Benefit Plans, and the name and general description of each such Benefit Plan.

        4.9.    TRANSACTIONS WITH RELATED PARTIES.

                Except as set forth in SCHEDULE 4.9, neither any present or former officer, director, stockholder or Affiliate of Seller, nor any Affiliate thereof, is currently a party to any transaction or Contract with Seller relating to the Business, including, without limitation, any Contract providing for the employment of, furnishing of services by, rental of the Purchased Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

        4.10.   NO BROKER.

                Except for the fees of Phoenix Management, which are the responsibility of Seller, Seller has no liability or obligation to pay any broker or finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller for which Buyer could become liable or obligated.

        4.11.   INSURANCE.

                SCHEDULE 4.11 contains a complete and correct list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance and the annual premium) maintained by Seller with respect to the Business. Such policies are owned solely by Seller and will be outstanding and in effect until the Closing.

        4.12.   NO INTERESTS IN OTHER ENTITIES.

                No shares of any other corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other Person are included in the Purchased Assets.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

                Buyer and each Parent, as applicable, hereby represent and warrant to Seller, on the date hereof and on the Closing Date, as follows:

        5.1.    ORGANIZATION.

                Each of Buyer and each Parent are duly organized, validly existing and in good standing under the laws of the State of its formation. Each of Buyer and each Parent has all necessary corporate power, authority, and capacity to own its property, to carry on its business, and to enter into and perform its obligations under this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.

        5.2.    CORPORATE AUTHORITY.

                The execution, delivery and performance by each of Buyer and each Parent of this Agreement and the other Buyer Documents to which it is a party and the consummation by Buyer and each Parent of the transactions contemplated hereby or thereby have been duly authorized by all requisite corporate action on the part of Buyer and each Parent, as applicable. This Agreement has been duly executed and delivered by each of Buyer and each Parent and constitutes, and upon execution and delivery by each of Buyer and each Parent of each of the other Buyer Documents to which it is a party, such Buyer Documents will constitute, the legal, valid and binding obligation of Buyer and each Parent, as applicable, enforceable against Buyer and each Parent in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

        5.3.    BROKERS.

                No broker or finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Parent for which Seller could become liable or obligated.

6.   COVENANTS OF SELLER PENDING CLOSING

                Except as otherwise contemplated by this Agreement and except for the filing of the Petition and Bankruptcy cases and action required or reasonably necessary in connection with the Petition and Bankruptcy cases, during the period from the date hereof through the Closing Date, Seller will conduct the operations of the Business in the ordinary and usual course, consistent with past and current practices, subject to the restrictions and limitations imposed upon it as a Debtor-in-Possession, and will purchase materials and services and maintain employees to effectively manufacture products to fulfill, in all material respects, all customer orders, all to the extent the officers, directors and management employees of Seller reasonably determine such actions to be in the best interests (including the future prospects) of the Business. Seller shall maintain in full force and effect all existing casualty, liability and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the ordinary course of business consistent with past practice or reasonably necessary in connection with the Petition and Bankruptcy cases.

7.      ADDITIONAL COVENANTS AND AGREEMENTS

        7.1.    BANKRUPTCY ACTION.

                (a) Within ten (10) days of the date hereof, Seller shall file a voluntary petition under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

                (b) Buyer acknowledges and agrees that Seller does not have the authority to sell the Purchased Assets and to close under the terms and provisions of this Agreement without having first obtained the prior approval of the Bankruptcy Court. As promptly as practicable after the date hereof and in no event later than ten (10) days after the date hereof, after consultation with Buyer and its counsel, Seller shall file and serve the Sale Motion and the
Section 365 Motion, the form and content of each such motion being reasonably acceptable to Buyer and its counsel (together, the "EXPEDITED MOTION"), and shall use its best efforts to cause the Bankruptcy Court to enter the Sale Order as promptly as practicable and in any event no later than twenty (20) days after the date hereof. Seller agrees to promptly make any filings, to take all actions and to use its best efforts to obtain any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby.

                (c) The form of Sale Order shall contain the protections Buyer deems reasonably necessary under Section 363 of the Bankruptcy Code and otherwise shall be in form and substance reasonably satisfactory to Buyer. The form of Sale Order shall provide, INTER ALIA, (i) that Buyer is a good faith purchaser pursuant to Section 363(m) of the United States Bankruptcy Code (11 U.S.C. ss.363), (ii) that the sale of the Purchased Assets is free and clear of all liens, claims and encumbrances, (iii) the sale of the Purchased Assets is exempt from any documentary, stamp, transfer or other like tax pursuant to
Section 1146(c) of the Bankruptcy Code and (iv) approval of Seller's execution, delivery and performance of the Agreement and the transactions contemplated hereunder. The form of Section 365 Order shall authorize Seller to assume and assign the Contracts pursuant to Sections 365 (a) and (b) of the Bankruptcy Code and nullifying any provisions that restrict the assignability of the Contracts.

                (d) Seller hereby agrees that the Expedited Motion shall provide that an auction for the sale of Seller's assets shall be held prior to the approval of this Agreement by the Bankruptcy Court and that any offer made by any third party (a "QUALIFYING BID") must (i) be provided to Seller and Seller's counsel at least three business days prior to the hearing (including therewith a copy of such Qualifying Bid), (ii) be on at least as favorable terms and conditions as are provided for in this Agreement, and (iii) provide for a purchase price for the Purchased Assets that is more than the Purchase Price, taking into consideration that the value to the Seller of Buyer's Release is equal to $1,420,000, plus the Topping Fee plus an initial increment of $50,000. The Expedited Motion also shall seek approval for bid procedures at an auction that provides (x) for an open auction and (y) bid increments, after the initial increment, of $50,000.

                (e) Each of Buyer and Seller agree to take any and all reasonably necessary actions required in order to obtain such Sale Order and
Section 365 Order.

        7.2.    ACCESS AND CONFIDENTIAL INFORMATION.

                Seller shall afford to Buyer and its representatives reasonable access during normal business hours beginning on the date hereof to the books, records, offices, Contracts, officers, employees, consultants and contractors of the Business and to such other information relating to the Business as Buyer shall reasonably request. If the Closing shall not occur, Buyer shall return to Seller all written material containing or reflecting any such information, and Buyer shall not retain any copies, extracts or other reproductions in whole or in part of such written material and shall destroy all documents, memoranda, notes and other writings (or portions of any such writings, if applicable) prepared by Buyer or any of its advisors based on such information and upon written request provide a certification to Seller that such destruction has occurred. All information furnished or to be furnished by Seller or its agents to Buyer shall be kept confidential (notwithstanding any termination of this Agreement); PROVIDED, HOWEVER, that such confidentiality obligation shall not apply to (a) disclosure to the extent necessary to meet the requirements of Applicable Law (subject to giving Seller notice as promptly as possible of the intention to make such disclosure and providing Seller the opportunity to seek a protective order), or (b) any information which (i) was already in Buyer's possession from a source other than Seller without an obligation of confidentiality prior to the disclosure thereof by Seller or its agents, (ii) was generally known to the public prior to the disclosure thereof, (iii) became known to the public through no fault of Buyer, or (iv) was disclosed to Buyer by a third party not known by Buyer to be bound by an obligation of confidentiality.

        7.3.    CONSENTS.

                Seller shall use all reasonable efforts to obtain, with the cooperation of the Buyer, prior to Closing, all consents, waivers and other approvals which shall be required in order to effectuate the transactions contemplated hereby. Seller and Buyer shall use all reasonable efforts to satisfy promptly the conditions to the Closing specified in this Agreement. Seller and Buyer shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing actions.

        7.4.    LIABILITY FOR TRANSFER TAXES.

                Buyer and Seller shall each be responsible for one-half (1/2) of the timely payment of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("TRANSFER TAXES") arising out of or in connection with or attributable to the transactions affected pursuant to this Agreement. Seller shall file all required sales tax notifications as promptly as practicable following the date hereof and shall provide to Buyer copies of any such filings. Seller and Buyer shall use all reasonable efforts to minimize the amount of all Transfer Taxes and cooperate in providing each other with the information necessary to prepare and review such Tax Returns.

        7.5.    POST CLOSING RECEIPTS; COOPERATION.

                (a) ADMINISTRATION OF ACCOUNTS. If at any time following the Closing, Seller or Buyer receives, or comes into possession of, any of the Purchased Assets or Excluded Assets or any receipts, proceeds, checks, securities or other property of any kind comprising, arising out of or derived from the Purchased Assets or the Business or Excluded Assets (including any check, notes or cash in payment of any account receivable or other intangible constituting part of the Purchased Assets or Excluded Assets), Seller or Buyer, as applicable, shall immediately deliver the same to the appropriate party, with such endorsements, transfers or assignments as may be necessary or desirable to ensure that such party receives the immediate and full benefit thereof.

                (b) AUDITS. Following the Closing Date, Seller and Buyer shall cooperate reasonably with each other in connection with any audit or review by any Governmental Authority or other party with respect to the Business. Upon reasonable request, at the expense of the party requesting assistance, each party will make available appropriate personnel and provide pertinent records to enable the other party to assist in any such audit or review.

                (c) OTHER COOPERATION. The parties shall cooperate from and after the Closing Date, and take all reasonable steps to provide for a smooth and orderly transition of the Business to Buyer, including, without limitation, the transition of the employees, payroll, management information systems, e-mail, computer systems, customers and Contracts, and other assets.

8.      MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

                Unless waived in whole or in part by Seller and Buyer, the obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, that no order, injunction, judgment or decree by any

Governmental Authority shall be in effect which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement.

9.      CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

                The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing in whole or in part by Buyer:

        9.1.    BANKRUPTCY COURT ORDER.

                The  Bankruptcy  Court shall have entered the Sale Order and the
Section 365 Order and such orders shall have become final and non-appealable.

        9.2.    SELLER'S CLOSING DOCUMENTS.

                Seller shall have delivered all other Contracts and documents required to be delivered by Seller at the Closing, including without limitation, those described in SECTION 11.1.

        9.3.    FINANCING.

                Buyer shall have obtained the financing necessary to consummate the transactions contemplated herein.

        9.4.    KEY EMPLOYEES.

                The key employees identified on EXHIBIT A are employed with the Seller at the Closing Date.

10.     CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE

                The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing in whole or in part by Seller:

        10.1.   BUYER'S CLOSING DOCUMENTS.

                Buyer shall have delivered all other Contracts and documents required to be delivered by it at the Closing, including without limitation, those described in SECTION 11.2.

        10.2.   BANKRUPTCY COURT ORDER.

                The  Bankruptcy  Court shall have entered the Sale Order and the
Section 365 Order and such orders shall have become final and non-appealable.

11.     ACTION TO BE TAKEN AT CLOSING

        11.1.   ACTION TO BE TAKEN BY SELLER.

                At the Closing, Seller shall deliver to Buyer the following:

                (a) an executed bill of sale and assignment, dated as of the Closing Date, conveying all of the Purchased Assets (except for the Real Property) substantially in the form attached hereto as EXHIBIT B (the "BILL OF SALE");

                (b) all executed documents necessary to transfer title of the Real Property to Buyer;

                (c) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent, waiver or other approval, and other instruments or documents in form and substance satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Purchased Assets to Buyer and effectively vest in Buyer all right, title and interest in the Purchased Assets free and clear of any and all Liens (other than Permitted Liens), together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement;

                (d) a certified copy of the resolutions adopted by the Board of Directors of Seller authorizing or ratifying this Agreement and authorizing the consummation by Seller of the transactions contemplated hereby and by the other Seller Documents;

                (e) a copy of the Sale Order and Section 365 Order;

                (f) all of the Non-Competition Agreements; and

                (g) such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

        11.2.   ACTION TO BE TAKEN BY BUYER.

                At the Closing, Buyer shall deliver to Seller the following:

                (a) a certified copy of the resolutions duly adopted by Board of Directors of Buyer authorizing or ratifying this Agreement and authorizing the consummation by such Buyer of the transactions contemplated hereby and by the other Buyer Documents; and

                (b) a full release and relinquishment of all rights in the Claim.

        11.3.   PAYMENT OF PURCHASE PRICE.

                Upon delivery of the documents pursuant to SECTIONS 11.1 and 11.2, Buyer shall (i) cause the Deposit Agent to pay the Deposit Funds to Seller in accordance with SECTION 3.1(F); and (ii) pay the Cash Payment to Seller in accordance with SECTION 3.2(A).

12.     TERMINATION

        12.1.   TERMINATION.

                Subject to the provisions of SECTION 12.2, this Agreement may be terminated at any time before the Closing only under any one or more of the following circumstances:

                (a) by mutual written consent of Seller and Buyer;

                (b) by Buyer, upon written notice to Seller, if there has been a material breach by Seller of any of its covenants under ARTICLE 6 or SECTION 7.1, 7.2 OR 7.3;

                (c) by Seller, upon written notice to Buyer, if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained herein, or any such representation or warranty shall have become untrue, and such breach or condition has not been promptly cured within thirty days following receipt by Buyer of written notice of such breach;

                (d) by Seller or Buyer, if the Closing has not occurred on or before the Termination Date;

                (e) by either party if the Bankruptcy Court approves the sale of the Purchased Assets (or any material portion thereof) to a third party pursuant to SECTION 3.1(C)(II); or

                (f) by either party pursuant to SECTION 3.3.

        12.2.   EFFECT OF TERMINATION.

                In the event of termination of this Agreement, as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Seller or Buyer, except (i) as provided for in SECTION 3.1(C), (D) AND (E) and (ii) that the agreements with respect to confidentiality contained in SECTION 7.2 and the Agreement respecting expenses contained in SECTION 13.13 shall survive the termination hereof.

13.     MISCELLANEOUS

        13.1.   CERTAIN DEFINITIONS.

                As used herein, the following terms have the meanings set forth below:

                "AFFILIATE" shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                "APPLICABLE LAW" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any

Governmental Authority, (ii) governmental approvals and (iii) orders, decisions,
injunctions,   judgments,   awards  and  decrees  of  or  agreements   with  any
Governmental Authority.

                "ASSUMED  LIABILITIES"  has the  meaning  given to it in Section
1.4.

                "BANK" has the meaning given to it in the Recitals.

                "BANKRUPTCY CODE" has the meaning given to it in the Recitals.

                "BANKRUPTCY COURT" has the meaning given to it in the Recitals.

                "BENEFIT  PLAN"  means  (x)  any  pension  plan,   401(k)  plan,
profit-sharing plan, health or welfare plan, and any other employee benefit plan (within the meaning of Section 3(3) of ERISA) that is maintained or sponsored by the Seller or to which the Seller contributes or for which the Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, and (y) any other benefit arrangement, obligation or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors, that is maintained or sponsored by the Seller or to which the Seller contributes or for which the Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control.

                "BILL OF SALE" has the meaning given to it in SECTION 11.1.

                "BUSINESS" has the meaning given to it in the Recitals.

                "BUYER DOCUMENTS" shall mean, collectively, this Agreement, the Bill of Sale and all exhibits and schedules attached hereto or thereto.

                "BUYER LOAN" has the meaning given to it in the Recitals.

                "BUYER RELEASE" has the meaning given to it in SECTION 3.1.

                "BUYER'S BREACH" has the meaning given to it in SECTION 3.1.

                "CASH PAYMENT" has the meaning given to it in SECTION 3.1.

                "CASH  PURCHASE  PRICE" has the  meaning  given to it in SECTION
3.1.

                "CERCLA" the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.ss. 9601 et. seq.

                "CLAIM" has the meaning given to it in the recitals.

                "CLOSING  ADJUSTMENT  SCHEDULES"  has the meaning given to it in
SECTION 3.4.

                "CLOSING" has the meaning given to it in SECTION 2.1. "CLOSING DATE" has the meaning given to it in SECTION 2.1.

                "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, P.L. 99-272, as amended.

                "CODE" means the Internal Revenue Code of 1986, as amended,  and
all  laws  and  regulations   promulgated  pursuant  thereto  or  in  connection
therewith.

                "CONTRACTS" means all agreements, contracts, leases, commitments, understandings and other instruments and arrangements by which any of the Purchased Assets are bound or to which Seller is a party or by which Seller is bound primarily in connection with the Business or the Purchased Assets.

                "CONTRIBUTION" has the meaning given to it in the recitals.

                "COPYRIGHTS" has the meaning given to it in the definition of Intellectual Property.

                "DECEMBER ADJUSTMENT SCHEDULES" means the schedules attached hereto as EXHIBIT C, of (i) accounts receivable after core credits as of December 31, 2000 and (ii) inventory pursuant to the year end physical inventory, identifying the value of such inventory and describing the method of such valuation.

                "DEPOSIT AGENT" has the meaning given to it in SECTION 3.1.

                "DEPOSIT FUNDS" has the meaning given to it in SECTION 3.1.

                "ENVIRONMENTAL LAWS" means all Applicable Laws relating to the protection of the environment, to human and worker health and safety, or to any emission, discharge, generation, processing, generation, treatment, storage, abatement, remediation, manufacture, distribution, disposal, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, and similar state laws,

                "ENVIRONMENTAL PERMITS" means any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to Seller necessary for the conduct of the Business as currently conducted under any Environmental Law.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith.

                "ERISA AFFILIATE" means any person that, together with the Seller, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner.

                "EXCLUDED ASSETS" has the meaning given to it in SECTION 1.3.

                "EXISTING EMPLOYEE" has the meaning given to it in SECTION 4.7.

                "EXPEDITED MOTION" has the meaning given to it in SECTION 7.1.

                "GAAP" means generally accepted accounting principles in the United States applied on a basis consistent with past practice.

                "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof or any entity (including, without limitation, a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "HAZARDOUS SUBSTANCES" means any hazardous or toxic wastes, substances, radiation, or materials (whether solids, liquids or gases) which are listed or regulated under any Environmental Law, including but not limited to asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials.

                "INITIAL DEPOSIT" has the meaning given to it in SECTION 3.1.

                "INTELLECTUAL PROPERTY" means any and all United States and foreign: (i) patents and patent applications (including docketed patent disclosures awaiting filing, reissues, reexaminations, renewals, provisionals, divisions, continuations-in-part and extensions); (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof (the "TRADEMARKS");
(iii) copyrights (including software and data compilations) and registrations thereof ("COPYRIGHTS"); and (iv) inventions, processes, designs, formulae, computer software, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information.

                "INTELLECTUAL  PROPERTY  ASSETS" has the meaning  given to it in
SECTION 4.5.

                "INTERIM BALANCE SHEET" means the unaudited balance sheet of Seller as of September 30, 2000.

                "IRS" means the Internal Revenue Service.

                "KNOW-HOW" has the meaning given to it in SECTION 1.2.

                "KNOWLEDGE" will be deemed to be present with respect to Seller or Buyer when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any executive officer of Seller or the employees of Seller on the one hand, or any executive officer of Buyer, on the other hand.

                "LIEN" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any material Contracts or government Contracts.

                "MATERIAL ADVERSE EFFECT" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations or financial condition of the Business or the Purchased Assets taken as a whole.

                "NON-COMPETITION   AGREEMENT"  means  a  Non-Compete   Agreement
between each of the key employees identified on EXHIBIT A and Buyer, in the form attached hereto as EXHIBIT D.

                "NON-REFUNDABLE DEPOSIT" has the meaning given to it in SECTION 3.1.

                "PERMITTED LIENS" means (i) Liens reserved against in the Interim Balance Sheet, to the extent so reserved, except for Liens relating to, arising out of or with respect to any Excluded Assets, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings, (iii) liens created by, arising out of, or specifically contemplated or permitted by this Agreement, or (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the course of construction or in the ordinary course of operation or maintenance, in each such case securing obligations which are not delinquent or which are being contested in good faith and for which adequate reserves are included in the Interim Balance Sheet, or securing obligations which are bonded in a reasonable manner.

                "PERSON"   means  any   natural   person,   firm,   partnership,
association, corporation, company, trust, business trust, Governmental Authority or other entity.

                "PETITION" has the meaning given to it in the Recitals.

                "PURCHASE PRICE" has the meaning given to it in SECTION 3.1.

                "PURCHASED ASSETS" has the meaning given to it in SECTION 1.2, as modified by SECTION 1.3.

                "QUALIFYING BID" has the meaning given to it in SECTION 7.1.

                "REAL PROPERTY" has the meaning given to it in SECTION 1.2.

                "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into, or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

                "SALE MOTION" has the meaning given to it in the Recitals.

                "SALE ORDER" has the meaning given to it in the Recitals.

                "SECTION 365 MOTION" has the meaning given to it in the Recitals.

                "SECTION 365 ORDER" has the meaning given to it in the Recitals.

                "SECURITY DEPOSIT" has the meaning given to it in SECTION 3.1.

                "SELLER CONTRACTS" has the meaning given to it in SECTION 4.4.

                "SELLER DOCUMENTS" shall mean, collectively, this Agreement, the Bill of Sale, the Non-Competition Agreements and all exhibits and schedules attached hereto or thereto.

                "SIGNING DEPOSIT" has the meaning given to it in SECTION 3.1.

                "SOFTWARE" has the meaning given to it in SECTION 1.2.

                "SUCCESSFUL  COMPETING  BID"  has  the  meaning  given  to it in
SECTION 3.6.

                "TAX" any federal, state, provincial, local, foreign, or any other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, AD VALOREM, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, (including all interest and penalties thereon and additions thereto whether disputed or not).

                "TAX RETURN" any return, report declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                "TERMINATION DATE" means the date which is fifty-five days from the date of the filing of the Petition unless otherwise mutually agreed to in writing by the parties.

                "TOPPING FEE" has the meaning given to it in SECTION 3.6.

                "TRADEMARKS" has the meaning given to it in the definition of Intellectual Property.

                "TRANSFER TAXES" has the meaning given to it in SECTION 7.4.

        13.2.   WRITTEN AGREEMENT TO GOVERN AND GENERAL RELEASE.

                This Agreement (together with the Schedules and Exhibits hereto and the other instruments and documents delivered pursuant hereto) sets forth the entire understanding and supersedes all prior oral and written agreements among the parties relating to the subject matter contained herein, and merges all prior discussions among them.

                Subject to and effective upon Closing, Seller and its Affiliates or related parties shall, and in consideration of the Purchase Price and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to fully and forever release and discharge John J. Carney, Buyer, Parent, each in their individual capacity and as an officer and/or director and in all other capacities, and their successors and assigns, from any and all rights, claims, demands, agreements, contracts, covenants, promises, actions, suits, causes of action, obligations, bonds, variances, controversies, debts, costs, sums of money, expenses, accounts, damages, judgments, losses and liabilities of whatever kind or nature, in law or in equity or otherwise, whether known or unknown which the Seller and its Affiliates or related parties ever had, now has, or shall in the future have, or which their successors assigns or representatives shall or may in the future have, for any reason whatsoever arising out of or relating to the facts and circumstances existing at any time prior to the execution of this Agreement.

        13.3.   SEVERABILITY.

                The parties expressly agree that it is not their intention to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any Governmental Authority. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder this Agreement shall remain binding upon the parties hereto.

        13.4.   NOTICES AND OTHER COMMUNICATIONS.

                Any notice or other communication required, contemplated or permitted by this Agreement by any party shall be in writing and shall be deemed served (a) when personally delivered, (b) when transmitted via facsimile machine to the party for whom it is intended at the number shown below, (c) on the next business day after delivery to a reputable overnight courier for next business day delivery, or (d) five business days after deposit in the mail, registered or certified mail, return receipt requested, postage prepaid, addressed, in the case of deliveries made pursuant to clause (c) or (d), as follows:

                If to Buyer: Friction Division Products, Inc.
                          P. O. Box 5627
                          Trenton, NJ 08638
                          Attention: John J. Carney

                With copies to:

                          Morgan, Lewis & Bockius, LLP
                          1701 Market Street
                          Philadelphia, PA 19103-2921
                          Attention: Gordon J. Cooney, Jr.
                          Facsimile: 215-963-5299

                If to Seller:

                          U.S. Automotive Manufacturing, Inc.
                          Box 1426
                          Airport Road
                          Tappahannock, VA 22560
                          Attention: Martin Chevalier

                With a copy to:

                     Pepper Hamilton, LLP
                     3000 Two Logan Square
                     Eighteenth and Arch Streets
                     Philadelphia, Pennsylvania  19103
                     Attention:  Francis J. Lawall
                     Facsimile:   (215) 981-4750

or to such other address or addresses as any addressee may designate for itself by written notice served in accordance herewith.

        13.5.   COUNTERPARTS.

                This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

        13.6.   LAW TO GOVERN.

                The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law rules.

        13.7.   SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon and shall inure to the benefit of the parties hereto including but not limited to the Seller, the Seller as Debtor, the Seller as Debtor-in-Possession, any Trustee appointed in any case filed or pending under Chapter 7 or 11 of the Bankruptcy Code and their respective successors and assigns; PROVIDED, HOWEVER, that no party may assign its rights and obligations hereunder without the prior written consent of the other party hereto.

        13.8.   INTERPRETATION.

                The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement. Unless otherwise expressly stated herein, all references herein to Articles, Sections and paragraphs are to Articles, Sections and paragraphs in this Agreement and all references herein to Schedules and Exhibits are to Schedules and Exhibits to this Agreement. The phrase "including" shall mean "including, without limiting the generality of the foregoing." The parties have each been represented by counsel in connection with the negotiation of this Agreement. The fact that any provision hereof may have been drafted by counsel for a given party shall not be taken into consideration in interpreting such provision.

        13.9.   SCHEDULES AND EXHIBITS.

                The Schedules and Exhibits referred to herein and attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof.

        13.10.  PUBLICITY.

                During the period beginning on the date of this Agreement and ending on the Closing Date, Buyer shall have the right to disclose the transactions contemplated hereby to any third party, including existing customers of the Business. In addition, Seller shall have the right to make all disclosures and to provide such notice and undertake such advertising required of it by the Bankruptcy Court in connection with the Sale Motion or any other matter related directly or indirectly thereto.

        13.11.  MODIFICATION.

                The parties to this Agreement may, by mutual written consent executed by the authorized officers of Buyer and Seller, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.

        13.12.  WAIVER OF PROVISIONS.

                The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

        13.13.  EXPENSES.

                Except as otherwise  provided in this  Agreement or as otherwise agreed by the parties, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, accountants and consultants provided that, if any party breaches this Agreement any non-breaching party shall be entitled to reimbursement from the breaching party of its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder (whether or not judicial proceedings are instituted).

        13.14.  FURTHER ASSURANCES.

                At any time on or after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or otherwise carry out the purpose of this Agreement and the other Buyer Documents and Seller Documents.



                    (SIGNATURES APPEAR ON THE FOLLOWING PAGE)

                IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all on or as of the day and year first above written.

                                            PARENT

FDP BRAKES, INC.                            FRICTION DIVISION PRODUCTS, INC.


By:    /s/ JOHN J. CARNEY                   By: /s/ JOHN J. CARNEY
       ------------------                       ------------------
Name:                                       Name:  John J. Carney
Title:                                      Title: President

                                            W&W ELECTRONICS LIMITED


                                            By: JOEL H. WEBBE
                                                ------------------
                                            Name:  Joel H. Webbe
                                            Title: President

                                            SELLER

U.S. AUTOMOTIVE MANUFACTURING, INC.         US AUTOMOTIVE FRICTION, INC.


By:  /s/ MARTIN CHEVALIER                   By: /s/ MARTIN CHEVALIER
     --------------------                       --------------------
Name:                                       Name:
Title:    President                         Title:  President

                                            QUALITY AUTOMOTIVE COMPANY

                                            By: /s/ MARTIN CHEVALIER
                                                ----------------------
                                            Name:
                                            Title: President

                                            BUYER

                                            FDP VIRGINIA, INC.


                                            By:  /s/ JOHN J. CARNEY
                                                 ------------------
                                            Name:  John J. Carney
                                            Title: President

                                    EXHIBIT A

                                  KEY EMPLOYEES

Andre Chevalier
Martin Chevalier
Ann Simpson
William Carter

                                    EXHIBIT B

                            GENERAL BILL OF SALE AND
                              ASSIGNMENT AGREEMENT


          THIS GENERAL BILL OF SALE AND ASSIGNMENT AGREEMENT is made as of January 22, 2001, by and among FDP Virginia, Inc., a Delaware corporation ("Buyer"), U.S. Automotive Manufacturing, Inc., a Delaware corporation ("USAM"), US Automotive Friction, Inc., a Delaware corporation ("USAF"), and Quality Automotive Company, a Delaware corporation ("QAC" and collectively with USAM and USAF, the "Seller").

                               W I T N E S S E T H

          WHEREAS, pursuant to an Asset Sale and Purchase Agreement dated as of January 22, 2001 (the "Purchase Agreement") by and among Buyer, Friction Division Products, Inc., a New Jersey corporation ("FDP"), W&W Electronics Limited, a company organized under the laws of Grenada (collectively with FDP, "Parent") and Seller, the Seller desires to effectuate the sale, assignment, transfer and delivery to Buyer of the Purchased Assets, other than Real Property which is being assigned and transferred pursuant to a separate instrument, all in accordance with and subject to the terms and conditions set forth in the Purchase Agreement; and

          WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.

          NOW THEREFORE, in consideration of the terms and conditions of the Purchase Agreement and contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Subject to the terms of the Purchase Agreement, Seller hereby grants, sells, conveys, assigns, transfers, conveys and delivers to Buyer (and/or its successors and assigns) all of Seller's right, title and interest, legal and equitable, in and to all of the Purchased Assets, wherever located, to have and to hold the same, including the appurtenances thereof, unto Buyer (and/or its successors and assigns) forever, to its and their own proper use and behalf.

          2. Seller hereby covenants and agrees that, at any time and from time to time after the delivery of this instrument, at Buyer's request and at the expense of Buyer, its successors and assigns will do, execute, perform, acknowledge and deliver, or will cause to be done, executed, performed, acknowledged and delivered, any and all such further acts, deeds and documents, conveyances, transfers, assignments, powers of attorney and assurances, and afford Buyer such assistance, as Buyer reasonably may require for the purpose of vesting in the Buyer the full benefit of the Purchased Assets or to more effectively grant, sell, convey, assign, transfer or deliver to Buyer any of the Purchased Assets.

          3. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Buyer or Seller, or their respective successors and assigns, any remedy or claim under or by reason of this instrument or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Buyer and Seller and their respective successors and assigns.

          4. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Purchase Agreement.

          5. This instrument is being executed by Seller and shall be binding upon Seller, its successors and assigns for the uses and purposes set forth and referred to above, and shall be effective the date hereof. This instrument is being executed by Buyer and shall be binding upon Buyer, its successors and assigns for the uses and purposes set forth and referred to above, and shall be effective the date hereof.

          6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania in the United States of America, without regard to its conflict of law rules.

          7. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.


                            (SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed effective as of the date first above written.

                                          BUYER
                                          FDP Virginia, Inc.

                                          By:
                                             -----------------------------------
                                          Name: John J. Carney
                                          Title:
                                                --------------------------------

                                          SELLER
                                          U.S. Automotive Manufacturing, Inc.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          US Automotive Friction, Inc.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          Quality Automotive Company

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT C

                          DECEMBER ADJUSTMENT SCHEDULES

1.       $4,027,000        Accounts Receivable

2.       $7,887,000        Inventory as of December 29, 2000.

                                    EXHIBIT D

                            FORM OF CONFIDENTIALITY,
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

     In consideration of my new employment with FDP Virginia, Inc., a Delaware Corporation (the "Company"), and intending to be legally bound, I agree as follows:

     1.   CONFIDENTIALITY.

          (a) "CONFIDENTIAL INFORMATION" means any and all data and information relating to the Company's Business (as defined below), whether or not it constitutes a trade secret, which is or has been disclosed to me or of which I became aware as a consequence of my employment or relationship with the Company, and which is not generally known by the public, including, but not limited to, information acquired in the course of my employment that relates to the Company, or its parent, subsidiaries or affiliates, including, but not limited to, trade secrets, intellectual property, intellectual property rights, engineering and technical data, technologies, equipment, processes, designs, drawings, research, new product development plans, manufacturing and production schedules and plans, customer lists, potential customer lists, supplier lists, employees and personnel matters, business projections and plans, strategies, accounting or market research studies or analyses, cost or pricing information, terms of agreements and potential agreements with customers and suppliers, software programs and codes, other intellectual property and any other financial or other information of a confidential nature or which pertains to the Company's Business or the business of its parent, subsidiaries or affiliates or any of its or their employees, customers, suppliers, consultants, or licensees which otherwise could reasonably be considered to be confidential.

     (b) In consideration of my new employment with the Company, my being offered access to said Confidential Information and trade secret information, the Company's investment in me, and the other good and valuable consideration set forth herein, I agree, during my employment and thereafter, not to (i) use or exploit in any manner any Confidential Information for myself or for any person or entity other than the Company, (ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of the Company, (iii) disclose, divulge or publish the Confidential Information without express written authorization of the Board of Directors of the Company (the "BOARD") or (iv) treat Confidential Information otherwise than in a confidential manner. I further agree that I shall take all reasonable precautions to prevent myself and any of the Company's employees, representatives, associates or agents, as is in my power and authority to do so, from disclosing or publishing any Confidential Information to any person, partnership, association, corporation, or other entity other than the Company.

2. RETURN OF COMPANY PROPERTY. I agree that upon the termination of my employment with the Company for whatever reason or at any other time upon request, I shall deliver to the Company, without retaining any copies, all documents, papers, records, accords, notes, agenda, memoranda, plans, information and other property of all and any description whatsoever relating to the affairs of the Company.

3. NON-COMPETITION; NON-SOLICITATION. In consideration of my new employment with the Company, my being offered access to said Confidential Information and trade secret information, the Company's investment in me, and the other good and valuable consideration set forth herein, I agree that during the period of my employment with the Company and for a period of one (1) year thereafter, I shall not directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, stockholder, consultant, investor or otherwise with, or use or permit my name to be used in connection with, any person, business or enterprise which directly engages in the business of manufacturing, assembly and distribution of new and rebuilt automotive brake products (the "COMPANY'S BUSINESS") which is now or hereafter located within Virginia, Maryland, the District of Columbia or Pennsylvania; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prohibit such party from owning in the aggregate less than one percent (1%) of the publicly traded stock of any company. I further agree that during my employment with the Company and for a period of one (1) year after the termination of my employment for whatever reason, I shall not:

     (a) directly or indirectly solicit, entice or induce any Customer (as defined below) to become a customer of any other person, firm or corporation with respect to the Company's Business or to cease doing business with the Company or its parent, subsidiaries or affiliates, absent prior written consent of the Board, and I shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve, encourage or assist the taking of such actions by any other person, firm or corporation; or

     (b) directly or indirectly solicit, recruit or hire any part-time or full-time employee, representative or consultant of the Company or its parent, subsidiaries or affiliates to work for a third party other than the Company or its parent, subsidiaries or affiliates or engage in any activity that would cause any employee, representative or consultant to violate any agreement with the Company or its parent, subsidiaries or affiliates.

For purposes of this Agreement, "CUSTOMER" means any person or entity which at the time of my termination of employment for whatever reason shall be, or shall have been within two (2) years prior to such time, an existing customer of the Company or its parent, subsidiaries or affiliates.

4.   ENFORCEMENT.

     (a) I acknowledge and agree that the scope, duration and geographic coverage of restrictions imposed in this Agreement are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interests of the Company, rather than to prevent me from earning a livelihood. I recognize that the Company competes throughout Virginia, Maryland, the District of Columbia and Pennsylvania, and that my access to Confidential Information makes it necessary for the Company to restrict my post-employment activities in the market in which the Company competes, and in which my access to Confidential Information and other proprietary information could be used to the detriment of the Company. I further acknowledge and agree that the Company will be making a substantial investment in me and that the Company may need time to recruit, hire, train and/or establish any successor to my responsibilities in order to ensure that it is not subjected to an unfair competitive disadvantage. In the event that any of the restrictions, or any part thereof, in this Agreement is determined to be unenforceable because of the scope, duration or geographic coverage, I agree that a court or the Company shall have the power to modify the restriction(s) or any part thereof, so as to preserve and protect the legitimate interests of the Company as described in this Agreement, and without negating or impairing any other restrictions or agreements set forth herein, and that, in its reduced form, such restriction(s) shall then be enforceable and shall be enforced.

     (b) I acknowledge and agree that if I should breach any of the covenants, restrictions and agreements contained herein, irreparable loss and injury would result to the Company, and that damages arising out of such a breach may be difficult or impossible to ascertain, and which cannot be reasonably or adequately compensated in an action at law. I therefore agree that, in addition to all other remedies provided at law or at equity, the Company shall be entitled as a matter of right to petition for and obtain injunctive relief, including but not limited to, temporary restraining order, preliminary injunction, permanent injunction, or other interim or conservatory relief, with regard to any threatened or actual breach or violation by me of any covenant contained in this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company resorts to the courts for the enforcement of a covenant contained in this Agreement, such covenant shall be extended for a period of time equal to the period of such breach, which extended period shall commence on the later to occur of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant. I shall not seek, and I hereby waive any requirement for, the securing of a bond or proving actual damages in connection with the Company's or its parent, subsidiaries or affiliates, successors or assigns' seeking or obtaining any injunctive or equitable relief in connection with these covenants or any other obligations under this Agreement. If, despite the foregoing waivers, a court would nonetheless require posting of a bond, the parties agree that a $1,000 bond would be a fair and reasonable amount, particularly in light of the difficulty in quantifying the actual loss caused by an injunction.

5. SEVERABILITY. I agree that each covenant, paragraph and division of this Agreement is intended to be severable and distinct, and that if any covenant, paragraph, subparagraph, provision or term of this Agreement is deemed to be unlawful or unenforceable, such a determination shall not impair the legitimacy or enforceability of any other provision in this Agreement.

6. NO WAIVER. I agree that if the Company delays or fails to take action to remedy any threatened or actual breach by me of this Agreement or any portion thereof, such delay or inaction by the Company shall not operate or be construed as a waiver of any subsequent threatened or actual breach by me of the same or any other provision, agreement or covenant.

7. ASSIGNMENT. I agree that the Company may assign this Agreement to any of its successors by merger, acquisition or otherwise, and that this Agreement shall inure to the benefit of any such successor.

8. NO CONFLICTING OBLIGATIONS. I represent that I am not a party to any existing agreement which would prevent me from entering into and performing this Agreement, and I shall not enter into any other agreement that is in conflict with my obligations under this Agreement.

9. CHOICE OF LAW. This Agreement shall be deemed to made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the Commonwealth of Virginia, without giving effect to any conflicts of law.

-----------------                           ----------------------
Witness                                     NAME


-----------------                           FDP VIRGINIA, INC.
Witness

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------